EXHIBIT 10.61

SERIES 2003A SERIES SUPPLEMENT

between

PROVENA FOODS INC.,

a California corporation

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Supplement to Indenture of Trust,

dated as of December 1, 2003

(as Supplemented and Modified)

Dated as of December 1, 2003

i

SERIES 2003A SERIES SUPPLEMENT

THIS SERIES 2003A SERIES SUPPLEMENT, dated as of December 1, 2003 (this “Series Supplement”), between PROVENA FOODS INC., a California corporation (the “Corporation”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, having a principal corporate trust office in the City of San Francisco, California, and being qualified to accept and administer the trusts hereby created (herein called the “Trustee”), supplementing the Indenture of Trust, dated as of December 1, 2003 (the “Original Indenture”), between the Corporation and the Trustee.

W I T N E S S E T H :

WHEREAS, the Corporation desires to provide for the issuance of its Variable/Fixed Rate Demand Bonds, Series 2003A (the “Series 2003A Bonds”), for the authorized and lawful purposes described in Exhibit A hereto (the “Series 2003A Purposes”), pursuant to the Original Indenture; and

WHEREAS, the Corporation is authorized by law and the Original Indenture, and deems it necessary and desirable, to issue the Series 2003A Bonds pursuant to the Original Indenture and this Series Supplement; and

WHEREAS, the Corporation has elected to issue the Series 2003A Bonds as an “Enhanced Series” within the meaning of the Original Indenture; and

WHEREAS, all acts and things necessary to make the Series 2003A Bonds created by this Series Supplement, when executed by the Corporation and authenticated and delivered by the Trustee as provided in the Original Indenture and this Series Supplement, the valid, binding and legal general obligations of the Corporation (ranking pari passu with all other senior unsecured debt of the Corporation), and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms and the terms of the Original Indenture, have been done and performed, and the execution of this Series Supplement and the issuance hereunder and under the Original Indenture of the Series 2003A Bonds created hereby have in all respects been duly authorized, and the Corporation, in the exercise of the legal right and power vested in it, has executed this Series Supplement and proposes to make, execute, issue and deliver the Bonds created hereby:

THIS SERIES SUPPLEMENT FURTHER WITNESSETH, and it is expressly declared, that in order to declare the terms and conditions upon which the Series 2003A Bonds created hereby are authenticated, issued and delivered, and in consideration of the premises and the acquisition and acceptance of the Series 2003A Bonds created hereby by the registered owners thereof and the issuance of the Series 2003A Letter of Credit, if any, the Corporation covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.01. Definitions. The terms used in this Series Supplement and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

Section 1.02. Article and Section Headings. The headings or titles of the several Articles and Sections of this Series Supplement are solely for convenience of reference and shall not affect the meaning or construction of the provisions hereof.

Section 1.03. Interpretation. The singular form of any word used herein shall include the plural, and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. This Series Supplement and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and to sustain the validity hereof. All references to any person or entity defined in Section 1.01 shall be deemed to include any person or entity succeeding to the rights, duties and obligations of such person or entity.

ARTICLE II

THE SERIES 2003A BONDS

Section 2.01. Designation; Authorized Amount; Maturity Date. There is hereby created a Series of Bonds to be known as and entitled “Provena Foods Inc. Variable/Fixed Rate Demand Bonds, Series 2003A” (the “Series 2003A Bonds”). The Series 2003A Bonds shall be issuable as fully registered Bonds without coupons in Authorized Denominations in the aggregate principal amount of $6,300,000, and shall be executed, authenticated and delivered in accordance with the Original Indenture. The Series 2003A Bonds shall be initially issued in the name of “Cede & Co.,” as nominee for The Depository Trust Company (“DTC”), as registered owner of the Series 2003A Bonds, and shall be held in the custody of DTC pursuant to Section 2.11 of the Original Indenture. The Corporation shall execute and deliver to DTC a Representation Letter substantially in the form of Exhibit B hereto.

Section 2.02. Interest Payments; Interest Modes. The Series 2003A Bonds shall be dated and bear interest as provided in the Original Indenture. The Accrual Date with respect to the Series 2003A Bonds shall be December 30, 2003. The principal or purchase price of, premium, if any, and interest on the Series 2003A Bonds shall be payable in the amounts and at the times set forth in the forms of the Series 2003A Bonds attached hereto as Exhibit C in any currency of the United States of America which, on the respective dates of payment thereof, is legal tender for the payment of public and private debts. The Series 2003A Bonds shall mature on January 1, 2034. The initial Mode for the Series 2003A Bonds shall be the Floating Rate Mode. The Series 2003A Bonds shall initially constitute an Enhanced Series under the Original Indenture. The Series 2003A Bonds shall be lettered and numbered R-1 and upwards.

Section 2.03. Delivery of Series 2003A Bonds. Upon the execution and delivery of this Series Supplement, the Corporation shall execute and deliver to the Trustee, and the Trustee shall authenticate, the Series 2003A Bonds, and deliver the same to DTC. Prior to the delivery by the Trustee of any Series 2003A Bond, there shall be filed or deposited with the Trustee:

(a) copies, duly certified by an authorized representative of the Corporation, of the resolutions adopted by the board of directors of the Corporation authorizing the execution and delivery of the Original Indenture, the Offering Agreement, this Series Supplement, the Series 2003A Reimbursement Agreement, if any, the Series 2003A Representation Letter and the Offering Memorandum, dated the Closing Date with respect to the Series 2003A Bonds (the “Series 2003A Offering Memorandum”), and the issuance of the Series 2003A Bonds;

(b) original executed counterparts of this Series Supplement, the Series 2003A Bonds and the Series 2003A Letter of Credit;

(c) certified copies of executed counterparts of the Original Indenture, the Offering Agreement, the Series 2003A Reimbursement Agreement, the Series 2003A Representation Letter and the Series 2003A Offering Memorandum;

(d) a written order of the Corporation, directed to the Trustee, instructing the Trustee to authenticate the Series 2003A Bonds and to make them available for delivery to DTC upon payment to the Trustee for the account of the Corporation of the sum specified in such written order;

(e) an opinion of Independent Counsel substantially to the effect that (a) the Series 2003A Bonds are not subject to registration under the Securities Act of 1933, as amended (the “1933 Act”), or have been registered pursuant to the 1933 Act, and (b) the Original Indenture and this Series Supplement are not subject to qualification under the Trust Indenture Act of 1939, as amended (the “1939 Act”), or have been qualified pursuant to the 1939 Act;

(f) certificates of the Corporation and the Series 2003A Credit Bank, if any, substantially in the form required by the Offering Agreement;

(g) evidence that the issuance of the Series 2003A Bonds will not result, by itself, in a reduction or withdrawal of the then current rating, if any, on any other Series of Bonds; and

(h) opinions of counsel to the Corporation and the Series 2003A Credit Bank, if any, substantially in the forms attached to the Series 2003A Offering Memorandum.

Section 2.04. Forms of Series 2003A Bonds. The Series 2003A Bonds and the Trustee’s certificates of authentication to be endorsed thereon shall be substantially in the forms attached hereto as Exhibit C, with necessary and appropriate variations, omissions and insertions as permitted or required by the Original Indenture and this Series Supplement. Upon compliance with the requirements of Section 2.05 of the Original Indenture and Section 2.03 of this Series Supplement, the Trustee shall deliver to DTC a single Series 2003A Bond in a principal amount equal to the aggregate principal amount of the Series 2003A Bonds, and in the form applicable to Bonds of an Enhanced Series.

ARTICLE III

REDEMPTION OF SERIES 2003A BONDS

Section 3.01. Redemption Provisions. The Series 2003A Bonds shall be subject to redemption prior to maturity in the manner and to the extent provided in Sections 2.06 through 2.08 of the Original Indenture as reflected in the form of Series 2003A Bonds attached hereto as Exhibit C.

ARTICLE IV

CREATION OF SERIES 2003A ACCOUNTS;

APPLICATION OF SERIES 2003A BOND PROCEEDS

Section 4.01. Creation of Series 2003A Accounts. Pursuant to Section 3.01(b) of the Original Indenture, there is hereby ordered and directed to be established by the Trustee a separate and segregated trust account within the Purchase Fund, with respect to the Series 2003A Bonds, designated the “Provena Foods Inc. – Series 2003A Purchase Account.” Pursuant to Section 3.06(a) of the Original Indenture, there is hereby ordered and directed to be established by the Trustee a separate and segregated trust account within the Custody Fund, with respect to the Series 2003A Bonds, designated the “Provena Foods Inc. – Series 2003A Custody Account.” Pursuant to Section 6.02 of the Original Indenture, there are hereby ordered and directed to be established by the Trustee two separate and segregated trust accounts within the Bond Fund, with respect to the Series 2003A Bonds, designated the “Provena Foods Inc. – Series 2003A Revenue Account” and the “Provena Foods Inc. – Series 2003A Letter of Credit Account.” Pursuant to Section 6.05(a) of the Original Indenture, there is hereby ordered and directed to be established by the Trustee a separate and segregated trust account within the Disbursement Fund, with respect to the Series 2003A Bonds, designated the “Provena Foods Inc. – Series 2003A Disbursement Account.”

Section 4.02. Deposit and Disbursement of Funds. The proceeds of the sale of the Series 2003A Bonds shall be deposited with the Trustee on the Closing Date with respect to the Series 2003A Bonds and applied as follows: (a) accrued interest, if any, shall be deposited by the Trustee in the Series 2003A Revenue Account of the Bond Fund, and applied to the payment of interest on the Series 2003A Bonds on the first Interest Payment Date with respect to the Series 2003A Bonds; and (b) the balance of the proceeds of the Series 2003A Bonds shall be deposited by the Trustee in the Series 2003A Disbursement Account, and applied in accordance with Section 6.05 of the Original Indenture. No approval by the Series 2003A Credit Bank shall be required prior to the disbursement by the Trustee at the request of the Corporation of moneys from the Series 2003A Disbursement Account.

ARTICLE V

MISCELLANEOUS

Section 5.01. Execution of Counterparts. This Series Supplement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 5.02. Notices. Except as otherwise provided in the Original Indenture, all notices, certificates or other communications under the Original Indenture, with respect to the Series 2003A Credit Bank, if any, shall be sufficiently given and shall be deemed given when personally delivered or mailed by certified mail, postage prepaid, or when sent by telecopy (receipt confirmed by telephone) or telegram, addressed as provided in the Series 2003A Letter of Credit, if any, or the Series 2003A Reimbursement Agreement, if any.

Section 5.03. Applicable Law. This Series Supplement shall be governed by and construed in accordance with the same laws under which the Original Indenture is governed and construed.

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed in their respective names by their respective duly authorized officers, all as of the day and year first above written.

PROVENA FOODS INC.

By	/s/ THOMAS J. MULRONEY

Thomas J. Mulroney, Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Illegible

Authorized Officer